Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS THIRD QUARTER & NINE-MONTH 2015 RESULTS

Improvement in Profitability Despite Challenging Industry Conditions

Newport Beach, CA – November 2, 2015 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the third quarter and nine-month period ended September 30, 2015.

Fiscal 2015 Third Quarter Financial Highlights – versus Fiscal 2014 Third Quarter Results

•	Net sales increased from $71.6 million to $72.5 million

•	Net income increased from $0.7 million to $2.8 million

•	Earnings per diluted share improved from $0.03 to $0.09

Fiscal 2015 Nine Month Financial Highlights – versus Fiscal 2014 Nine Month

•	Net sales declined from $221.0 million to $205.6 million

•	Net income increased from $3.0 million to $3.6 million

•	Earnings per diluted share improved from $0.11 to $0.12

Note: Further details are available in the financial schedules attached to this press release

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “Our third quarter and nine month financial results reflect the financial benefits that have been achieved largely through management initiatives to improve profitability. While softened demand in the Ag sector continues to affect our entire industry, we have met these challenges by focusing our efforts on maintaining existing market share, growing our international business with new product acquisitions, reducing manufacturing costs and controlling operating expenses. As a result, we have succeeded in posting improved year-over-year earnings on a relatively flat revenue base.”

Mr. Wintemute concluded: “For the remainder of 2015, our top line performance will be driven largely by stable demand for our soil fumigants, market conditions in the Midwest Corn Belt, and continued integration of our 2015 international product line acquisitions. As we reduce our own inventory levels and perform annual plant maintenance, we do expect more limited manufacturing utilization during the fourth quarter. Looking forward to 2016, we should be well positioned for higher revenue and improved profitability through operational efficiency, market access and technology innovation.”

Conference Call

Eric Wintemute, Chairman & CEO and David Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Monday, November 2, 2015. Interested parties may participate in the call by dialing 201-493-6744 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the

Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes as well as the S&P Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.amvac-chemical.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com (212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	For the three months ended September 30		For the nine months ended September 30
	2015	2014	2015	2014
Net sales	$72,486	$71,635	$205,574	$221,043
Cost of sales	41,053	43,342	124,370	137,785

Gross profit	31,433	28,293	81,204	83,258
Operating expenses	26,059	27,367	74,325	77,903

Operating income	5,374	926	6,879	5,355
Interest expense	700	804	2,090	2,292
Less interest capitalized	(62)	(25)	(149)	(56)

Income before provision for income taxes and (loss) gain on equity investment	4,736	147	4,938	3,119
Income tax expense	1,643	—	958	856

Income before (loss) gain on equity investment	3,093	147	3,980	2,263
Net (loss) gain from equity investment	(389)	461	(580)	321

Net income	2,704	608	3,400	2,584
Add back net loss attributable to non-controlling interest	68	124	204	452

Net income attributable to American Vanguard	2,772	732	3,604	3,036
Change in fair value of interest rate swaps	—	145	—	426
Foreign currency translation adjustment	(897)	(491)	(1,468)	(348)

Comprehensive income	$1,875	$386	$2,136	$3,114

Earnings per common share—basic	$0.10	$0.03	$0.13	$0.11

Earnings per common share—assuming dilution	$0.09	$0.03	$0.12	$0.11

Weighted average shares outstanding—basic	28,753	28,466	28,653	28,422

Weighted average shares outstanding—assuming dilution	29,289	28,797	29,208	28,888

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	Sept. 30, 2015	Dec. 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$5,429	$4,885
Receivables:
Trade, net of allowance for doubtful accounts of $287 and $166, respectively	89,723	86,027
Other	4,872	2,396

Total receivables	94,595	88,423
Inventories	161,496	165,631
Prepaid expenses	12,135	13,415
Income taxes receivable	1,233	5,964
Deferred income tax assets	8,731	8,731

Total current assets	283,619	287,049
Property, plant and equipment, net	48,460	50,026
Intangible assets, net of applicable amortization	131,006	100,211
Other assets	30,828	35,035

	$493,913	$472,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt and other notes payable	$10,073	$71
Current installments of other liabilities	1,050	1,357
Accounts payable	23,421	20,411
Deferred revenue	38	898
Accrued program costs	73,528	52,546
Accrued expenses and other payables	6,540	5,962

Total current liabilities	114,650	81,245
Long-term debt and other notes payable, excluding current installments	82,658	98,605
Other liabilities, excluding current installments	3,003	3,309
Deferred income tax liabilities	28,159	28,159

Total liabilities	228,470	211,318

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 31,623,810 shares at September 30, 2015 and 31,550,477 shares at December 31, 2014	3,163	3,156
Additional paid-in capital	68,466	66,232
Accumulated other comprehensive loss	(3,438)	(1,970)
Retained earnings	205,520	202,488

	273,711	269,906
Less treasury stock, at cost, 2,450,634 shares at September 30, 2015 and December 31, 2014	(8,269)	(8,269)

American Vanguard Corporation stockholders’ equity	265,442	261,637
Non-controlling interest	1	(634)

Total stockholders’ equity	265,443	261,003

	$493,913	$472,321

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Nine Months Ended September 30, 2015 and 2014

(Unaudited)

Increase (decrease) in cash	2015	2014
Cash flows from operating activities:
Net income	$3,400	$2,584
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of fixed and intangible assets	12,190	11,996
Amortization of other long term assets	3,992	4,332
Amortization of discounted liabilities	118	249
Stock-based compensation	2,943	3,046
Tax benefit from exercise of stock options	(8)	(263)
Operating loss from equity method investment	580	633
Gain from dilution of equity method investment	—	(954)
Changes in assets and liabilities associated with operations:
Increase in net receivables	(6,172)	(16,995)
Decrease (increase) in inventories	4,135	(31,690)
Decrease (increase) in prepaid expenses and other assets	1,143	(5,237)
Decrease in income tax receivable/payable, net	4,739	7,937
Decrease in deferred tax	—	(328)
Increase (decrease) in accounts payable	3,010	(22,341)
Decrease in deferred revenue	(860)	(2,769)
Increase in other payables and accrued expenses	22,597	15,964

Net cash provided by (used in) operating activities	51,807	(33,836)

Cash flows from investing activities:
Capital expenditures	(5,196)	(5,947)
Investments	(125)	—
Acquisitions of product lines and other intangible assets	(36,435)	—

Net cash used in investing activities	(41,756)	(5,947)

Cash flows from financing activities:
Net (payments) borrowings under line of credit agreement	(16,120)	43,450
Increase in other notes payable	10,000	—
Payments on other long-term liabilities	(1,252)	(1,371)
Tax benefit from exercise of stock options	8	263
Repurchases of common stock	—	(1,531)
Non-controlling interest contribution	—	300
Payment of cash dividends	(1,141)	(4,251)
Net proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	254	1,616

Net cash (used in) provided by financing activities	(8,251)	38,476

Net increase (decrease) in cash and cash equivalents	1,800	(1,307)
Cash and cash equivalents at beginning of period	4,885	6,680
Effect of exchange rate changes on cash and cash equivalents	(1,256)	(328)

Cash and cash equivalents at end of period	$5,429	$5,045